Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:
Nancy Krejsa
Senior Vice President
Investor Relations and Corporate Communications
+1-972-595-5083
nkrejsa@sftp.com

2013 Season Off to a Record Start at Six Flags with 32 Percent Revenue Growth

Share Repurchases Exceed $400 Million in First Four Months of 2013

GRAND PRAIRIE, Texas — April 22, 2013 — Six Flags Entertainment Corporation (NYSE: SIX), the world’s largest regional theme park company, announced today that first quarter 2013 revenue rose to a record high $88 million, representing a $21 million or 32 percent increase over prior year, or 38 percent increase after adjusting 2012 for $3 million of insurance proceeds related to Hurricane Irene. The Adjusted EBITDA(1) loss of $38 million for the first three months of 2013 improved $12 million compared to prior year after adjusting for the insurance proceeds and the 2012 sale of the company’s minority interest in dcp(2). For the twelve-month period ending March 31, 2013, Adjusted EBITDA reached $390 million while Modified EBITDA(3) margin improved to 39.1 percent—both record highs for the company.

“We delivered another record performance in attendance, revenue and cash flow thanks to strong execution by the entire Six Flags team,” said Jim Reid-Anderson, Chairman, President and CEO. “We will continue to delight our guests with enhanced offerings across all of our parks as we focus on achieving our aspirational target of $500 million of Modified EBITDA or nearly $6 of cash earnings per share by 2015.”

Attendance in the first quarter increased 525,000 or 41 percent to 1.8 million guests. Approximately half of the 525,000 attendance gain resulted from an operating calendar shift due to some schools scheduling their spring breaks in March this year versus April 2012.

Excluding the Hurricane Irene insurance proceeds received in the first quarter 2012, total guest spending per capita grew $1.41 or 4 percent in the quarter to $40.83. Admissions revenue per capita increased $1.32 or 6 percent to $22.80 and in-park revenue per capita increased $0.09 to $18.03.

The company also continued its successful trend of upselling guests to season passes for the 2013 season, and largely as a result of this initiative, deferred revenue as of March 31, 2013 grew to $92 million, an increase of $27 million or 41 percent compared to March 31, 2012.

Cash earnings per share(4) for the twelve-month period ending March 31, 2013 was $4.50, which represented an increase of $1.16 per share or 35 percent compared to the prior twelve-month period ending March 31, 2012. The first quarter 2013 reported loss per share of $1.23 was an improvement of $0.88 per share compared to the first quarter 2012.

The company repurchased $404 million or 6.1 million shares of its stock between January 1, 2013 and April 19, 2013, representing more than 11 percent of the outstanding shares as of December 31, 2012. As of April 19, 2013, 47.8 million shares were outstanding.

In addition, during the first quarter the company invested $37 million in new capital and paid dividends of $45 million, or $0.90 per common share. Net Debt(5) as of March 31, 2013 was $1,267 million—a 3.2 times net leverage ratio—compared to $776 million of net debt as of December 31, 2012.

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Conference Call

At 8:00 a.m. Central Time today, the company will host a conference call to discuss its first quarter 2013 financial results. The call is accessible either through the Six Flags Investor Relations website at www.sixflags.com/investors or by dialing 1-888-282-0415 in the United States or +1-415-228-4945 outside the United States and requesting the Six Flags earnings call. A replay of the call will be available by dialing 1-888-566-0597 or +1-203-369-3070 through April 28, 2013.

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation is the world’s largest regional theme park company with $1.1 billion in revenue and 18 parks across the United States, Mexico and Canada. For more than 50 years, Six Flags has entertained millions of families with world-class coasters, themed rides, thrilling water parks and unique attractions including up-close animal encounters, Fright Fest® and Holiday in the Park®. For more information, visit www.sixflags.com.

Forward Looking Statements

The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, (i) the adequacy of cash flows from operations, available cash and available amounts under our credit facilities to meet our future liquidity needs, (ii) our ability to improve operating results by implementing strategic cost reductions, and organizational and personnel changes without adversely affecting our business, (iii) our operations and results of operations, and (iv) the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission (“SEC”). In addition, important factors, including factors impacting attendance, local conditions, contagious diseases, events, disturbances and terrorist activities, recall of food, toys and other retail products which we sell, risk of accidents occurring at the company’s parks or other parks in the industry, inability to achieve desired improvements and financial performance targets set forth in our aspirational goals, adverse weather conditions such as excess heat or cold, rain and storms, general financial and credit market conditions, economic conditions (including customer spending patterns), changes in public and consumer tastes, construction delays in capital improvements or ride downtime, competition with other theme parks and other entertainment alternatives, dependence on a seasonal workforce, pending, threatened or future legal proceedings and the significant expenses associated with litigation and other factors could cause actual results to differ materially from the company’s expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, and its other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at  www.sixflags.com/investors and on the SEC’s website at www.sec.gov.

Footnotes

(1)         See the following financial statements and Note 3 to those financial statements for a discussion of Adjusted EBITDA and its reconciliation to net income (loss).

(2)         The company’s minority interest in dick clark productions, a non-core investment for the company, was divested on September 28, 2012, and generated $5.4 million, $1.9 million, $3.3 million and $0.3 million of Adjusted EBITDA for the company in Q4 2011, Q1 2012, Q2 2012 and Q3 2012, respectively.

(3)         See Note 3 to the following financial statements for a discussion of Modified EBITDA and its reconciliation to net income (loss).

(4)         Cash EPS (or Cash Earnings Per Share), which is defined as Free Cash Flow divided by the weighted average basic shares outstanding, is not a U.S. GAAP defined measure. The company believes this measure provides meaningful profitability metrics, given current accumulated tax loss carryforwards and the net depreciation/amortization impacts relating to the revaluation of assets in connection with the company’s emergence from Chapter 11 in April 2010.

(5)         Net Debt represents total long-term debt, including current portion, less cash and cash equivalents.

2

Six Flags Entertainment Corporation

(In Thousands, Except Per Share Amounts)

Statements of Operations Data (1)

	Three Months Ended
	March 31,
	2013	2012

Theme park admissions	$41,532	$29,451
Theme park food, merchandise and other	32,832	24,617
Sponsorship, licensing and other fees	7,893	7,708
Accommodations revenue	5,264	4,582
Total revenue	87,521	66,358

Operating expenses (excluding depreciation and amortization shown separately below)	84,219	78,572
Selling, general and administrative expense (excluding depreciation, amortization and stock-based compensation shown separately below)	32,601	29,220
Costs of products sold	7,925	5,727
Depreciation	31,547	36,993
Amortization	3,599	4,502
Stock-based compensation	7,097	17,009
Loss on disposal of assets	1,070	1,643
Interest expense, net	18,397	11,363
Equity in loss of investee	—	320
Other income, net	(242)	(781)

Loss from continuing operations before reorganization items, income taxes and discontinued operations	(98,692)	(118,210)

Reorganization items, net	(180)	554

Loss from continuing operations before income taxes and discontinued operations	(98,512)	(118,764)
Income tax benefit	(36,399)	(3,756)

Loss from continuing operations before discontinued operations	(62,113)	(115,008)

Loss from discontinued operations	—	(35)

Net loss	$(62,113)	$(115,043)

Less: Net income attributable to noncontrolling interests	(414)	(66)

Net loss attributable to
Six Flags Entertainment Corporation	$(62,527)	$(115,109)

Net loss applicable to Six Flags Entertainment
Corporation common stockholders	$(62,527)	$(115,109)

Per share - basic and diluted:
Loss from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$(1.23)	$(2.11)
Loss from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$—	$—

Net loss applicable to Six Flags Entertainment Corporation common stockholders	$(1.23)	$(2.11)

Weighted average shares outstanding - basic and diluted	50,964	54,593

The following table sets forth a reconciliation of net loss to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	Three Months Ended
	March 31,
	2013	2012

Net loss	$(62,113)	$(115,043)
Loss from discontinued operations	—	35
Income tax benefit	(36,399)	(3,756)
Reorganization items, net	(180)	554
Other income, net	(242)	(781)
Equity in loss of investee	—	320
Interest expense, net	18,397	11,363
Loss on disposal of assets	1,070	1,643
Amortization	3,599	4,502
Depreciation	31,547	36,993
Stock-based compensation	7,097	17,009
Impact of Fresh Start valuation adjustments (2)	145	242

Modified EBITDA (3)	(37,079)	(46,919)
Third party interest in EBITDA of certain operations (4)	(1,026)	1,285

Adjusted EBITDA (3)	$(38,105)	$(45,634)
Cash paid for interest, net	(6,499)	(5,824)
Capital expenditures (net of property insurance recoveries)	(36,600)	(35,811)
Cash taxes	(5,408)	(4,633)

Free Cash Flow (5)	$(86,612)	$(91,902)

Weighted average shares outstanding - basic	50,964	54,593

Cash Loss Per Share	$(1.70)	$(1.68)

The following table sets forth a reconciliation of net income to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	Last Twelve Months Ended
	March 31,
	2013	2012

Net income	$444,043	$46,669
Income from discontinued operations	(7,308)	(1,202)
Income tax benefit	(204,871)	(4,736)
Restructure recoveries	(47)	(1,516)
Reorganization items, net	1,434	2,509
Other expense (income), net	1,151	(352)
Loss on debt extinguishment	587	46,520
Equity in loss of investee	1,902	2,275
Interest expense, net	53,658	60,060
Loss on disposal of assets	7,532	7,281
Gain on sale of investee	(67,319)	—
Amortization	14,745	18,036
Depreciation	126,951	148,423
Stock-based compensation	52,963	56,967
Impact of Fresh Start valuation adjustments (2)	896	1,403

Modified EBITDA (3)	426,317	382,337
Third party interest in EBITDA of certain operations (4)	(36,159)	(28,552)

Adjusted EBITDA (3)	$390,158	$353,785
Cash paid for interest, net	(42,388)	(56,760)
Capital expenditures (net of property insurance recoveries)	(99,284)	(104,113)
Cash taxes	(10,210)	(9,616)

Free Cash Flow (5)	$238,276	$183,296

Weighted average shares outstanding - basic	52,946	54,820

Cash Earnings Per Share	$4.50	$3.34

Balance Sheet Data

(In Thousands)

Balance Sheet Data	March 31, 2013	December 31, 2012

Cash and cash equivalents (excluding restricted cash)	$137,312	$629,208
Total assets	2,654,195	3,056,391

Deferred income	91,653	52,703
Current portion of long-term debt	6,247	6,240
Long-term debt (excluding current portion)	1,397,694	1,398,966

Redeemable noncontrolling interests	437,941	437,941

Total equity	424,335	896,153

Shares outstanding	48,192	53,819

(1)  Revenues and expenses of international operations are converted into U.S. dollars on an average basis as provided by GAAP.

(2)  Amounts recorded as valuation adjustments and included in reorganization items for the month of April 2010 that would have been included in Modified EBITDA and Adjusted EBITDA, had fresh start accounting not been applied.  Balance consists primarily of discounted insurance reserves that will be accreted through the statement of operations each quarter through 2018.

(3)  “Modified EBITDA”, a non-GAAP measure, is defined as the Company’s consolidated income (loss) from continuing operations: (i) excluding the cumulative effect of changes in accounting principles, discontinued operations gains or losses, income tax expense or benefit, restructure costs or recoveries, reorganization items (net), other income or expense, gain or loss on early extinguishment of debt, equity in income or loss of investees, interest expense (net), gain or loss on disposal of assets, gain or loss on the sale of investees, amortization, depreciation, stock-based compensation, and fresh start accounting valuation adjustments.  The Company believes that Modified EBITDA is useful to investors, equity analysts and rating agencies as a measure of the Company’s performance.  The Company believes that Modified EBITDA is a measure that can be readily compared to other companies, and the Company uses Modified EBITDA in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources.  Modified EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Modified EBITDA as defined herein may differ from similarly titled measures presented by other companies.

“Adjusted EBITDA”, a non-GAAP measure, is defined as Modified EBITDA minus the interests of third parties in the Adjusted EBITDA of properties that are less than wholly owned (consisting of Six Flags Over Georgia, Six Flags White Water Atlanta, Six Flags Over Texas, and Six Flags Great Escape Lodge & Indoor Waterpark (the “Lodge”)) plus the Company’s interest in the Adjusted EBITDA of dick clark productions, inc., which was sold in September 2012.  The Company believes that Adjusted EBITDA provides useful information to investors regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures.  Adjusted EBITDA is approximately equal to “Parent Consolidated Adjusted EBITDA” as defined in the Company’s secured credit agreement, except that Parent Consolidated Adjusted EBITDA excludes Adjusted EBITDA from equity investees that is not distributed to the Company in cash on a net basis and has limitations on the amounts of certain expenses that are excluded from the calculation.  Adjusted EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Adjusted EBITDA as defined herein may differ from similarly titled measures presented by other companies.

(4)  Represents interests of third parties in the Adjusted EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and the Lodge, plus the Company’s interest in the Adjusted EBITDA of dick clark productions, inc., which are less than wholly owned.  The Company sold its interest in dick clark productions, inc. in September 2012.

(5)  Free Cash Flow, a non-GAAP measure, is defined as Adjusted EBITDA less (i) cash paid for interest expense net of interest income receipts, (ii) capital expenditures net of property insurance recoveries, and (iii) cash taxes.  The Company has excluded from the definition of Free Cash Flow deferred financing costs related to the Company’s senior unsecured note offering that occurred in the fourth quarter of 2012 and the Company’s debt refinancing that occurred in the fourth quarter of 2011 due to the unusual nature of these items.  The Company believes that Free Cash Flow is useful to investors, equity analysts and rating agencies as a performance measure.  The Company uses Free Cash Flow in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources.  Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.